UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2006

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

370 Interlocken Blvd, Suite 400, Broomfield, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Departure of Directors or Principal Officers.

On August 21, 2006, Steven L. Durnil announced his resignation, effective August 25, 2006, as President and Chief Executive Officer of Fischer Imaging Corporation (the “Company”).

(c)  Appointment of Principal Officers.

On August 21, 2006, the Board of Directors of the Company appointed, effective August 25, 2006, Paula L. Rosson, age 39, as President and Chief Executive Officer of the Company.  In July 2005, Ms. Rosson was hired as Vice President and Controller of the Company.  Prior to joining the Company, Ms. Rosson served as Assistant Controller of TeleTech, Inc. from March 2003 to December 2004 and held various positions at Cenveo, Inc. from January 1999 to February 2003.  Ms. Rosson also has ten years of public accounting experience.

The Company and Ms. Rosson have entered into an oral agreement regarding Ms. Rosson’s compensation pursuant to which Ms. Rosson will receive a salary of $200,000.  In addition, the Company had previously entered into a severance agreement, as subsequently amended, with Ms. Rosson whereby it agreed to pay 6 months salary to Ms. Rosson upon her involuntary termination, as defined in the severance agreement, including upon the Company filing a bankruptcy petition under Chapter 7 of title 11 of the United States Code.

ITEM 9.01                                       Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Retention and Severance Benefits Agreement, dated June 29, 2005, between Paula L. Rosson and the Company; Retention Agreement Amendment, effective as of July 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: August 23, 2006	By:	/s/ STEVEN DURNIL
Steven Durnil
President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Retention and Severance Benefits Agreement, dated June 29, 2005, between Paula L. Rosson and the Company; Retention Agreement Amendment, effective as of July 1, 2006